UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

CENTURY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36491	68-0521411
(Commission File Number)	(I.R.S. Employer Identification Number)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 770-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Registration Rights Agreement

On May 23, 2019, Century Communities, Inc. (the “Company”) and its subsidiary guarantors party thereto (the “Guarantors”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC, as representative of the initial purchasers, in connection with a private offering (the “Offering”) of $500 million aggregate principal amount of the Company’s 6.750% Senior Notes due 2027 (the “Notes”).

Under the Registration Rights Agreement, the Company and the Guarantors have agreed, subject to certain exceptions, to (i) file a registration statement (the “Exchange Offer Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), with respect to a registered offer to exchange the Notes for new notes of the Company having terms substantially identical in all material respects to the Notes (the “Exchange Notes”), within 180 days after May 23, 2019 (the “Closing Date”), (ii) use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), within 240 days after the Closing Date, (iii) consummate the exchange offer as soon as practicable after the effectiveness of the Exchange Offer Registration Statement, but in no event later than 270 days after the Closing Date, and (iv) keep the exchange offer open for not less than 30 days (or longer if required by applicable law). Under certain circumstances, including if the Company is unable to consummate an exchange offer within 270 days after the Closing Date, the Company may be required to file a shelf registration statement with respect to the Notes. If the Company defaults on certain of its requirements under the Registration Rights Agreement, the Company has agreed to pay under certain circumstances additional interest to the holders of the affected Notes at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of such default, with such rate increasing by an additional 0.25% per annum with respect to each subsequent 90-day period until all such defaults have been cured, up to a maximum additional interest rate of 1.0% per annum.

The foregoing description of the Registration Rights Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture; 6.750% Senior Notes due 2027

On the Closing Date, the Company and the Guarantors entered into an Indenture (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Notes were issued.

The Notes will mature on June 1, 2027. Interest is payable on the Notes semi-annually in cash in arrears on June 1 and December 1 of each year, beginning on December 1, 2019, and will accrue from the Closing Date.

The Notes are general unsecured senior obligations of the Company and are guaranteed on an unsecured senior basis by the Guarantors. The Notes and the guarantees are subordinated to all of the Company’s and the Guarantors’ existing and future secured debt to the extent of the assets securing that secured debt. In addition, the Notes are effectively subordinated to all of the liabilities of the Company’s subsidiaries that are not guaranteeing the Notes.

If the Company experiences certain change of control events, each holder of Notes will have the right to require the Company to repurchase such holder’s Notes at a cash purchase price equal to 101% of the principal amount thereof on the date of repurchase plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. The Notes will be redeemable on or after June 1, 2022 at certain specified redemption prices as set forth under the Indenture. In addition, the Company may redeem up to 100% of the Notes before June 1, 2022 at a make-whole premium, and up to 40% of the Notes before June 1, 2022, with the net cash proceeds from certain equity offerings.

The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of certain of the Company’s subsidiaries to: incur or guarantee additional indebtedness; create liens on assets; pay dividends or purchase or redeem its capital stock; prepay, redeem or repurchase certain debt; enter into agreements restricting the ability of the Company’s subsidiaries to pay dividends; make certain investments; sell assets; issue preferred stock; enter into transactions with its affiliates; or effect a consolidation or merger. These covenants are subject to a number of important qualifications and exceptions.

The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless they are registered, the Notes may be offered only in transactions that are exempt from registration under the Securities Act or the securities laws of any other jurisdiction.

The foregoing description of the Indenture and the Notes contained herein does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture and the form of the Notes, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

Press Release Announcing Closing of New Issuance of Senior Notes Due 2027

On May 23, 2019, the Company issued a press release announcing the closing of the Offering. The Company intends to use the net proceeds from the Offering to finance its previously announced cash tender offer (the “Tender Offer”) for any and all of the $385.0 million aggregate principal amount of the Company’s 6.875% Senior Notes due 2022 (the “2022 Notes”) outstanding. To the extent that less than all of the $385.0 million aggregate principal amount of the 2022 Notes are tendered in the Tender Offer, the Company intends to redeem all of the remaining outstanding 2022 Notes using a portion of the net proceeds from the Offering. Following the Tender Offer and any redemption thereafter, the Company intends to use the remaining net proceeds from the Offering to finance the repayment of a portion of the outstanding debt under its revolving credit facility.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Press Release Announcing Expiration of a Cash Tender Offer for Any and All of 6.875% Senior Notes Due 2022

On May 23, 2019, the Company issued a press release announcing the expiration, at 5:00 p.m., New York City time, on May 22, 2019 (the “Expiration Time”), of the Tender Offer to purchase any and all of the 2022 Notes. As of the Expiration Time, $189,339,000 aggregate principal amount of the 2022 Notes (49.18%) were validly tendered, which excludes the aggregate principal amount of the 2022 Notes that remains subject to guaranteed delivery procedures. The Company expects to accept for payment all such 2022 Notes validly tendered and not validly withdrawn in the Tender Offer, and expects to make payment for the 2022 Notes on May 23, 2019, except as provided hereinafter. The Company expects to make payment for any such 2022 Notes validly tendered and not validly withdrawn pursuant to the guaranteed delivery procedures on May 28, 2019. The Tender Offer was subject to the Company’s successful completion of the Offering, which was satisfied on the Closing Date, as described in this Item 8.01 of this Current Report on Form 8-K.

This Current Report on Form 8-K does not constitute an offer to buy or a solicitation of an offer to sell any securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the Company’s other documents filed with the SEC. Actual events and/or results may differ materially from those projected in such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture (including form of 6.750% Senior Notes due 2027), dated as of May 23, 2019, by and among Century Communities, Inc., the Guarantors party thereto, and U.S. Bank National Association, as trustee.

4.2	Form of 6.750% Senior Notes due 2027 (included as Exhibit A to Rule 144A/Regulation S Appendix to the Indenture).

10.1	Registration Rights Agreement, dated as of May 23, 2019, by and among Century Communities, Inc., the Guarantors party thereto, and J.P. Morgan Securities LLC, on behalf of the initial purchasers.

99.1	Press release, dated May 23, 2019, announcing the closing of a new issuance of Senior Notes due 2027.

99.2	Press release, dated May 23, 2019, announcing the expiration and results of a cash tender offer for any and all 6.875% Senior Notes due 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2019	CENTURY COMMUNITIES, INC.

	By:	/s/ David Messenger
Name: David Messenger
Title: Chief Financial Officer